Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No.333-36164 of Old National Bancorp on Form S-4 of our report dated May 25, 2000, appearing in the Annual Report on Form 10-K of Permanent Bancorp, Inc. for the year ended March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



June 15, 2000
Indianapolis, Indiana